UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2012

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On October 11, 2012, Iron Mountain Incorporated (the “Company”) issued a press release containing its preliminary outlook for 2013.  The press release contained a typographical error in the expected range of Adjusted EPS.  That range should be $1.29 - $1.40, rather than the $1.31 - $1.44 that was included in the press release.

Item 8.01.              Other Events.

As previously announced in June 2012, the Board of Directors (the “Board”) of the Company unanimously approved a plan (the “Conversion Plan”) for the Company to pursue conversion to a real estate investment trust (“REIT”) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).  The Company has begun to implement the Conversion Plan, pursuant to which the Company would elect REIT status no earlier than its taxable year beginning January 1, 2014.

In accordance with tax rules applicable to REIT conversions, in order for the Company to be eligible to elect REIT status for federal income tax purposes for its fiscal year beginning January 1, 2014, the Company anticipates making distributions to stockholders of its previously undistributed accumulated earnings and profits attributable to all taxable periods ending prior to January 1, 2014, which it estimates to be in the amount of approximately $1.0 billion to $1.5 billion (the “E&P Distributions”). The Company expects to pay the E&P Distributions in a combination of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and cash, with at least 80% of the total E&P Distributions in the form of Common Stock and up to 20% in cash.

On October 11, 2012, the Company announced the declaration by the Board of a special dividend of $700.0 million (the “Special Dividend”) on its shares of Common Stock, payable in either Common Stock or cash to, and at the election of, the stockholders of record as of October 22, 2012 (the “Record Date”).  The Special Dividend is the first of the E&P Distributions.

The Company expects that the Special Dividend will be payable on November 21, 2012 to stockholders of record as of the close of business on the Record Date. Stockholders will have the right to elect, prior to November 14, 2012 (the “Election Deadline”), to be paid their pro rata portion of the Special Dividend all in Common Stock (a “Share Election”) or all in cash (a “Cash Election”); provided, however, that the total amount of cash payable to all stockholders in the Special Dividend will be limited to a maximum of $140.0 million (the “Cash Amount”), with the balance of the Special Dividend payable in the form of Common Stock. Election forms will be mailed to all stockholders promptly after the Record Date and must be returned on or before the Election Deadline to be effective. Stockholders who fail to timely return a properly completed election form before the Election Deadline will be deemed to have made a Share Election, meaning an election to receive the Special Dividend all in Common Stock. The amount of Common Stock to be distributed will be determined based upon the average closing price on the three trading days following November 14, 2012.

Because the Cash Amount is limited to $140.0 million, the actual amount of cash that will be paid to stockholders who make the Cash Election may depend upon whether the aggregate amount of all Cash Elections exceeds the Cash Amount. If the aggregate amount of stockholder Cash Elections exceeds the Cash Amount, then the payment of such Cash Election will be made on a pro rata basis to stockholders making the Cash Election such that the aggregate amount paid in cash to all stockholders equals the Cash Amount. As a result, if the total amount of cash payments to all stockholders who elect to be paid in cash exceeds the Cash Amount, stockholders making the Cash Election receive a portion, but not less than 20%, in cash and the remaining portion in Common Stock, subject to rounding and other minor adjustments.

Promptly after the Record Date, the Company expects that Computershare Shareowner Services LLC, as the Company’s election agent, will distribute election materials to the holders of record as of the Record Date, including an election form and information regarding the Special Dividend.

While the Company intends to elect to be treated as a REIT for tax purposes, the declaration of the Special Dividend does not mean the Company will become a REIT.  As described below, there remain significant implementation and operational complexities to address before the Company can convert to a REIT, including obtaining certain favorable private letter rulings from the U.S. Internal Revenue Service (the “IRS”), completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving stockholder approvals and making any remaining E&P Distributions.

Provided the Company converts to a REIT, the Company expects to distribute the balance of the E&P Distributions after the conversion, based, in part, on IRS rules and the timing of the conversions of additional international operations into the REIT structure. Generally, the Company expects the E&P Distributions, including the Special Dividend, and other distributions to be taxable as dividends to its stockholders, whether paid in cash or a combination of cash and Common Stock, and not as a tax-free return of capital or a capital gain. The Company urges stockholders to consult their tax advisors regarding the specific tax consequences regarding the E&P Distributions.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward looking statements are subject to various known and unknown risks, uncertainties and other factors. When the Company uses words such as “believes,” “expects,” “anticipates,” “estimates,” “plans” or similar expressions, the Company is making forward looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example:

2

•                  This Current Report states that the Company plans to pursue conversion to a REIT. In fact, there are significant implementation and operational complexities to address before the Company can convert to a REIT, including obtaining favorable private letter rulings from the IRS, completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving stockholder approvals and making any remaining E&P Distributions. The Company can provide no assurance when conversion to a REIT will be successful, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the Code to the Company’s operations as well as various factual determinations concerning matters and circumstances not entirely within the Company’s control. Although, if it converts to a REIT, the Company plans to operate in a manner consistent with the REIT qualification rules, the Company cannot give assurance that it will so qualify or remain so qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more U.S. taxable REIT subsidiaries (each a “TRS”) and other nonqualifying assets. This limitation may affect the Company’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder the Company’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.

•                  This Current Report states that the Company plans to elect REIT status no earlier than the taxable year beginning January 1, 2014. In fact, the Company does not know when, if at all, it will elect REIT status, and it may not do so. Further, many conditions must be met in order to complete the conversion to a REIT, and the timing and outcome of many of these are beyond the Company’s control.  In addition, even after the Company has paid the Special Dividend, it may elect not to convert to a REIT for fiscal year 2014 if the Board determines that, for any reason, including a change in tax law, it is in the best interest of the Company and its stockholders to not elect REIT status.

•                  This Current Report provides an estimated range of the Company’s total E&P Distributions. The Company is in the process of conducting a study of its pre-REIT accumulated earnings and profits as of the close of the Company’s 2011 taxable year using the Company’s historical tax returns and other available information. This is a very involved and complex study, which is not yet complete, and the actual result of the study relating to the Company’s pre-REIT accumulated earnings and profits as of the close of the Company’s 2011 taxable year may be materially different from the Company’s current estimates. In addition, the estimated range of the Company’s total E&P Distributions is also based on the Company’s projected taxable income for its 2012 and 2013 taxable years and the Company’s current business plans and performance, but the Company’s actual earnings and profits (and, consequently, the actual amount of the total E&P Distributions) will vary depending on, among other items, the timing of certain transactions, the Company’s actual taxable income and performance for 2012 and 2013 and possible changes in legislation or tax rules and IRS revenue procedures relating to distributions of earnings and profits. For these reasons and others, the Company’s actual amount of all E&P Distributions may be materially different from the Company’s estimates. Further, future special dividends, if any, may be paid in a different mix of cash and Common Stock than the Special Dividend, based on the Company’s cash flows, strategic plans, IRS revenue procedures relating to distributions of earnings and profits, leverage and other factors.

•                  This Current Report states that the Company expects to distribute the balance of the E&P Distributions after the Company successfully converts to a REIT. The timing of any additional E&P Distributions, which may or may not occur, may be affected by potential tax law changes, including an extension of the current tax regime on the taxation of dividends, the completion of various phases of the REIT conversion process and other factors beyond the Company’s control.

You should not rely upon forward-looking statements except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in the Company’s filings with the SEC, including the “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012, the “Cautionary Note Regarding Forward Looking Statements” section in the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2012, and the “Risk Factors” section in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: October 11, 2012